Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2026, relating to the financial statements of Sow Good, Inc. (the Company), which is incorporated by reference in the Registration Statement on Form S-3 (No. 333-). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

March 31, 2026